Exhibit 10.25

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into effective as of _____________, 20____, by and between MiX Telematics Limited, a company incorporated in South Africa (the “Company”), and the indemnitee identified on the signature pages hereto (collectively, the “Indemnitees,” and each, an “Indemnitee”).

WHEREAS, the board of directors has proposed that the Company offer, issue and sell ordinary shares of the Company in the form of American Depositary Shares in an underwritten U.S. initial public offering (the “U.S. IPO”);

WHEREAS, the Indemnitee is a director and/or officer of the Company;

WHEREAS, the Company and the Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations; and

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued and effective service to the Company, and in order to induce the Indemnitee to provide services to the Company, in connection with the U.S. IPO and otherwise, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.	Agreement to Indemnify.

(a) General Agreement. In the event the Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee from and against any and all Expenses, liability or loss, judgments, fines, penalties, disgorgement, rescissory damages, excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute and/or in the Company’s memorandum of incorporation.

(b) Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification or advancement pursuant to this Agreement in connection with any Proceeding initiated by the Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the board of directors of the Company has consented to the initiation of such Proceeding; or (ii) the Proceeding is one to (A) enforce indemnification rights under this Agreement or (B) recover under directors’ and officers’ liability insurance policies maintained by the Company.

(c) Expense Advances. If so requested by the Indemnitee, the Company shall advance any and all Expenses to the Indemnitee (an “Expense Advance”) within twenty (20) calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances, whether prior to or after final disposition of any Proceeding. Expense Advances shall be made without regard to the Indemnitee’s ability to repay the Expense Advances and without regard to the Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement. Each Indemnitee agrees to repay any Expense Advance if and to the extent that it is ultimately determined by a final, nonappealable ruling of a court of competent jurisdiction that said the Indemnitee is not entitled to be indemnified by the Company under this Agreement and otherwise. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement.

(d) Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, or has been unsuccessful but has not been found to be grossly negligent or guilty of willful misconduct, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(e) Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which Indemnitee is entitled.

2.	Indemnification Process.

(a) Indemnification Payment. An Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement within twenty (20) calendar days after the Indemnitee has made written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine to what extent the Indemnitee is entitled to indemnification).

(b) Suit to Enforce Rights. If the Indemnitee has not received advancement of Expenses within twenty (20) calendar days after making such a request in accordance with Section 1(c), then the Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction seeking an initial determination by the court. The remedy provided for in this Section 2 shall be in addition to any other remedies available to the Indemnitee in law or equity. Not withstanding these rights, nothing contained in this agreement shall preclude the parties from utilizing a mutually agreed arbitration proceedings to ensure a rapid and confidential resolution of any dispute.

(c)	Defense to Indemnification, Burden of Proof, and Presumptions.

(i) To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification (or advancement of expenses) hereunder, the Company shall presume that the Indemnitee is entitled to indemnification (or advancement of expenses) under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 2(a) of this Agreement.

(ii) In connection with any action brought as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proving the Indemnitee is not entitled to indemnification under this Agreement shall be on the Company.

(iii) For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

3.	Notification and Defense of Proceeding.

(a) Notice. Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to the Indemnitee except to the extent the Company is materially prejudiced.

(b) Defense. With respect to any Proceeding as to which the Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense. Such Indemnitee shall have the right to employ his own counsel in such Proceeding, and all Expenses related thereto shall be at the Company’s expense. The Company shall cooperate with the Indemnitee with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to the Indemnitee and such counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate.

(c) Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent, such consent not to be unreasonably withheld. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent unless such penalty is paid by the Company. Neither the Company nor any Indemnitee will unreasonably withhold their consent to any proposed settlement.

4.	Certain Definitions:

(a) Expenses: any expense, including without limitation, reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event, and any expenses of establishing a right to indemnification under this Agreement.

(b) Indemnifiable Event: any event or occurrence that takes place in connection with the U.S. IPO, either prior to or after the execution of this Agreement, or related to the fact that the Indemnitee is or was a director, officer, employee, agent or affiliate of the Company, or while a director, officer, employee, agent or affiliate is or was serving at the request of the Company as a director, officer, employee, advisor, consultant, affiliate, trustee, agent, limited partner, member or fiduciary of another foreign or domestic company, corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or related to anything done or not done by the Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, agent or affiliate, or in any other capacity while serving as a director, officer, employee, agent or affiliate of the Company. Such event shall be an Indemnifiable Event whether or not the U.S. IPO is consummated, and whether or not such Indemnifiable Event occurs before or after the consummation of the U.S. IPO. Notwithstanding the foregoing, an event or occurrence shall not be an Indemnifiable Event to the extent it constitutes the gross negligence or willful misconduct of the Indemnitee.

(c) Proceeding: any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether conducted by the Company or any other party, whether civil, criminal, administrative, investigative, or other, and in each case whether or not commenced prior to the date of this Agreement, that relates to an Indemnifiable Event.

5.       Non-Exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under applicable law, the Company’s memorandum of incorporation or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s memorandum of incorporation, applicable law, or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

6.       Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ or officers’ liability insurance, the Indemnitee, if a director or officer of the Company, shall be covered by such policy or policies, in accordance with its or their terms. Notwithstanding the foregoing, the Company shall advance all Expenses to the Indemnitee in accordance with Section 1(c) without regard to whether such Expense is covered by the Company’s policy or policies.

7.       Amendment or Waiver of this Agreement. No supplement, modification, or amendment of this Agreement, or waiver of any provision hereof, shall be binding unless executed in writing by the Company on one hand, and the Indemnitee, on the other. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

8.       Subrogation. In the event of payment under this Agreement, the Company shall not be subrogated to any of the rights of recovery of the Indemnitee.

9.       Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to the Indemnitee regardless of whether the Indemnitee continues to serve as a director, officer or employee of the Company or of any other enterprise at the Company’s request.

10.       Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

11.       Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at its principal address, attention: Chief Executive Officer, and to the Indemnitee at the address set forth with its signature hereto. Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery.

12.       Independent Agreements. The Company’s Agreement hereunder with the Indemnitee is a separate agreement between the Company and the Indemnitee, enforceable by the Indemnitee against the Company without reference to or consent of any other Indemnitee hereunder.

13.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

14.       Governing Law; Venue. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF SOUTH AFRICA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD APPLY THE LAW OF ANOTHER JURISDICTION. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY AND EACH OF THE INDEMNITEES HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE SOUTH GAUTENG HIGH COURT OF SOUTH AFRICA FOR A DISPUTE ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH OF THE COMPANY AND THE INDEMNITEE WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY ANY PARTY HERETO IN THE SOUTH GAUTENG HIGH COURT OF SOUTH AFRICA AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT.

15.       No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except for the Indemnitee as specifically provided herein.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

COMPANY:

MIX TELEMATICS LIMITED

By:

Name:
Title:

INDEMNITEE:

Name:
Title: